TVI Corporation Acquires Signature Special Event Services

Company Announces Preliminary Financial Results for the Third Quarter of Fiscal 2006

GLENN DALE, MD – November 1, 2006 – TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies, today announced it has acquired privately held Signature Special Event Services, LLC (SSES), for a cash purchase price of $21,750,000, including a working capital adjustment. In connection with the acquisition, TVI issued certain inducement grants to SSES’s management team as described later in this news release. TVI also announced its preliminary third-quarter fiscal 2006 financial results.

Based in Frederick, Maryland, with branch offices located in California, Florida, Kentucky and North Carolina, Signature Special Event Services is North America’s leading full-service event equipment and shelter rental company serving the corporate, sporting, social, and government and military industries. The company’s complete line of products includes temporary structures, temporary housing, flooring, lighting, HVAC, power, mobile kitchens, laundry and latrine facilities. SSES has an extensive list of prestigious clients including the U.S Open, the Professional Golfer’s Association (PGA), Honda, the National Football League (NFL), the International Olympic Committee, the U.S. Military, the American Red Cross, FEMA, and BellSouth.

TVI expects the transaction to be accretive to earnings in 2007. For the trailing twelve months ended September 30, 2006, SSES generated approximately $37 million in revenue. SSES’s President, Thomas Brown, will remain Signature Special Event Services President and 150 full-time SSES employees will join TVI. SSES’s executive, administrative and manufacturing facilities will remain in Frederick, Maryland.

Comments on the Acquisition

“The acquisition of SSES is a landmark event for TVI as we essentially double the size of our organization,” said Richard V. Priddy, President and Chief Executive Officer of TVI Corporation. “Our acquisition of SSES builds on our corporate strategy to broaden TVI’s product offerings, expand our distribution channels and increase our recurring revenue stream. Signature’s portfolio is an ideal complement to TVI’s existing product suite and target markets. The acquisition provides us with a unique opportunity to further strengthen our presence in the military and first responder markets, while expanding our horizon into more commercial markets.”

“On the commercial side, SSES is the industry leader with the most recognized brand in the tent and temporary structure marketplace,” Priddy said. “It has established long-standing working relationships through its commercial services division as the premier provider for the highest profile events in the world, including the Kentucky Derby, NFL events, the Olympics and the PGA and USGA Tours. We are committed to continuing to service and grow these important client relationships.”

“Signature has developed a successful Government and Military Services division that is engaged in numerous ongoing and temporary projects for several branches of the military,” Priddy said. “For example, its shelter structures are currently being used in bases throughout the U.S. including Fort Bragg in North Carolina and Fort Dix in New Jersey, where troops are being trained for possible deployment. In addition, its Disaster Relief division has provided its shelter structures and services to those responding to some of our country’s most catastrophic events in recent years, including the September 11th attacks on the World Trade Center and Hurricane Katrina. We believe Signature’s proven ability to sell or lease its products into the first responder and military markets will greatly enhance TVI’s presence in these markets.”

“This is a momentous occasion for TVI and SSES, as well as our customers, partners and stakeholders,” Priddy concluded. “Signature has an outstanding team of employees and we welcome them into the TVI family. With the addition of Signature’s talented staff and its recognized leadership in providing full-service tent and temporary structures to a broad range of markets, we will be well equipped to expand our role in the shelter system marketplace. We intend to leverage both companies’ leading brand names, distribution strengths and customer synergies to build significant long-term value for TVI’s shareholders.”

Preliminary Third-Quarter Fiscal 2006 Financial Results

For the third quarter of fiscal 2006 the Company expects to report revenue of approximately $9.1 million compared with $7.0 million in the third quarter of 2005. Net income for the third quarter of 2006 is expected to be approximately $1.2 million, or $0.04 per diluted share, compared with $1.0 million, or $0.03 per diluted share, in the third quarter of 2005.

TVI will provide further information on its third-quarter fiscal 2006 financial results and the SSES acquisition on the Company’s regularly scheduled third-quarter conference call on Thursday, November 2, 2006 at 10:00 a.m. ET. Please visit the Company’s website, www.tvicorp.com, for additional information regarding the call.

SSES Incentive and Inducement Grants

In accordance with NASDAQ Marketplace Rule 4350 and as disclosed in its report on Form 8-K filed today with the Securities and Exchange Commission, TVI today granted inducement awards payable in part in TVI common stock to three persons in connection with TVI’s acquisition of SSES. These inducement awards were granted outside of TVI’s Incentive Stock Option Plan and without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A). The awards were approved by TVI’s Board of Directors, including a majority of TVI’s independent Board members.

The awards consist of non-compete payments and amounts that may be earned under an incentive bonus program and are payable in cash or in unregistered shares of TVI common stock or in any combination of cash and shares that TVI elects, provided that at least 35% of each payment must be in cash. The participants are Thomas Brown, who has been the CEO and President of SSES since 2003, Dennis Remsberg, SSES’s Disaster Relief and National Sales Manager, and Douglas Remsberg, who is scheduled to join SSES on or before February 1, 2007. The non-compete payments total $3.0 million, and are payable in equal installments of $62,500 per quarter to each participant so long as the participant remains continuously employed by TVI at all times through the date of payment and will cease if the participant’s employment terminates for any reason.

The incentive bonus program consists of an annual bonus based on EBITDA (the “EBITDA Bonus”), and a separate three-year bonus based on TVI’s return on invested capital related its acquisition of SSES, payable in 2010 subject to a two-year vesting schedule for payments in TVI common stock (the “Return on Invested Capital Bonus”). Each participant will be eligible to receive one-third of any EBITDA Bonus earned for each of 2006, 2007, 2008 and 2009, which shall equal 50% of SSES’s EBITDA for such year (or, in the case of 2006, a partial year) in excess of $3.5 million ($875,000 for the partial 2006 payment, based on results for the period from closing through December 31, 2006).

The Return on Invested Capital Bonus, if any, will be payable in April 2010 based upon the average quarterly EBIT return measured over a three-year performance period from January 1, 2007 through December 31, 2009 in excess of a hurdle rate. Specifically, the participants will be entitled to receive a multiple of 6.6x of one-half ( 1/2) of any Excess EBIT Return (before management payments) for 2007 – 2009. Excess EBIT Return means a dollar amount obtained by multiplying the difference, if any, by which the actual 2007 – 2009 EBIT ratio exceeds a 15% EBIT hurdle ratio times total invested capital (i.e., the adjusted purchase price for SSES, as adjusted for 2007 – 2009 changes in net working capital and net fixed assets).

For certain specified terminations of employment, a participant will remain eligible to receive a portion of all bonus payments earned under the incentive bonus program, subject to the satisfaction of all other terms and conditions of the program. Because of the variable nature of the compensation payable, if any, under the incentive bonus program, and the ability of TVI to pay cash or issue TVI shares as payment (subject to the minimum cash requirement of 35%), TVI cannot currently predict the total number of shares that may be issued. However, TVI has instituted a cap on the total number of shares that may be issued to the participants under the above-described inducement arrangements, together with any shares issuable to the participants under any other plan or program of TVI or SSES, of approximately 6.5 million shares, which is 19.9% of the total number of TVI shares issued and outstanding as of the closing.

About Signature Special Event Services

Signature Special Event Services (www.eventservices.com], located in Frederick, Maryland, is North America’s leading full-service event rental company serving the corporate, sporting and social event industries. We are dedicated to having the industry’s most talented and experienced people, state-of-the-art equipment, and unsurpassed service and support.

Though the name is fairly new, the organization and people have been trusted partners of the event industry for many years. Through 2002, the company operated as the Special Events rental division of another company. A management led buyout of the division in early 2003, lead to the creation of Signature Special Event Services.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The

Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI’s product line has expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill our revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first responder and first receiver communities; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we have acquired and may acquire; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Richard Priddy, President & CEO                 (301) 352-8800 x210

Sharon Merrill Associates

Jim Buckley, Executive Vice President        (617) 542-5300